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                                                                      EXHIBIT 11

                    CNA SURETY CORPORATION AND SUBSIDIARIES

                         EARNINGS PER SHARE COMPUTATION

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
                                                                                SEPTEMBER 30,
                                                                                   DATE OF
                                                                                  INCEPTION
                                                                 YEAR ENDED        THROUGH
                                                                DECEMBER 31,    DECEMBER 31,
                                                                    1998            1997
                                                                ------------    -------------
                                                                   (AMOUNTS IN THOUSANDS,
                                                                   EXCEPT PER SHARE DATA)
Net Income..................................................      $45,515          $10,996
                                                                  =======          =======
Shares:
Weighted average shares outstanding.........................       43,625           43,294
  Weighted average shares of options exercised..............           97                8
                                                                  -------          -------
          Total weighted average shares outstanding.........       43,722           43,302
  Effect of dilutive options................................          153              250
                                                                  -------          -------
          Total weighted average shares outstanding,
            assuming dilution...............................       43,875           43,552
                                                                  =======          =======
Earnings per share..........................................      $  1.04          $  0.25
                                                                  =======          =======
Earnings per share, assuming dilution.......................      $  1.04          $  0.25
                                                                  =======          =======
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